Exhibit 5.1

                               BARRY FEINER, ESQ.
                                 ATTORNEY AT LAW
                                170 FALCON COURT
                            MANHASSET, NEW YORK 11030

                            -------------------------
                                 (516) 484-6890
                         FACSIMILE NUMBER (516) 484-6867

May 24, 2004

CNE Group, Inc.
200 West 57th Street
Suite 507
New York, New York 10019

Ladies and Gentlemen:

I have acted as counsel to CNE Group, Inc, a Delaware corporation (the "Company"), in connection with the Company's filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Act"), relating to the resale by selling stockholders of (i) 5,393,594 shares (the "Initial Shares") of the Company's currently outstanding Common Stock, par value $0.00001 per share (the "Common Stock"); (ii) 8,861,600 shares of Common Stock issuable upon exercise of warrants (the "Warrants"); (iii) 1,628,630 shares of the Company's currently outstanding Series A Preferred Stock, par value $0.00001 per share, and attached Class A Warrants (the "A Preferred Securities"); (iv) 4,400 shares of the Company's currently outstanding Series B Preferred Stock, par value $0.00001 per share (the "B Preferred Shares"); (v) 9,735,875 shares of the Company's currently outstanding Series C Preferred Stock, par value $0.00001 per share, and attached Class C Warrants (the "C Preferred Securities"); and
(vi) 1,000,000 shares of the Company's currently outstanding Series AA Preferred Stock, par value $0.00001 per share (the "AA Preferred Shares").

In connection with this opinion, I have examined originals, or certified, conformed or reproduction copies, of all records, agreements, instruments and other documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity with the original documents of all documents submitted to me as copies. As to any facts material to this opinion, I have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company.

Based upon and subject to the foregoing, I am of the opinion that:

CNE Group, Inc.
May 24, 2004
Page 2



      (a) The Initial Shares have been validly issued and are fully paid and non-assessable;

      (b) The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and reserved and, when delivered against payment therefor in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable;

      (c) The A Preferred Securities have been validly issued and are fully paid and non-assessable;

      (d) The B Preferred Shares have been validly issued and are fully paid and non-assessable;

      (e) The C Preferred Securities have been validly issued and are fully paid and non-assessable; and

      (f) The AA Preferred Shares have been validly issued and are fully paid and non-assessable.

The opinions set forth herein are limited to the matters specifically addressed herein (subject to all of the qualifications and limitations provided herein), and no other opinions are expressed or may be implied or inferred. The foregoing opinions are made as of the date hereof and are expressly subject to there being no material change in the law and there being no additional facts which would materially affect the validity of the assumptions and conclusions set forth herein or upon which these opinions are based.

In rendering the foregoing opinion, my examination of matters of law has been limited to the General Corporation Law of the State of Delaware.

I assume no obligation to advise you of any changes to this opinion that may come to my attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without my express written consent.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to me under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated under Section 7 of the Act or Item 509 of Regulation S-B promulgated under the Act.

Very truly yours,


Barry Feiner